                                  EXHIBIT 21

                        Subsidiaries of the Registrant
                        ------------------------------

                                            State of       Percentage
Subsidiary                               Incorporation      Ownership
----------                               -------------     -----------
First Federal Savings Bank               United States            100%

First State Corporation                  Alabama                  100%

  Subsidiary of First State
  Corporation:

  First State Bank of Bibb County        Alabama                  100%

  The operations of the Company's subsidiaries are included in the Company's consolidated statements.